Exhibit 99.1
NVR, INC. ANNOUNCES FIRST QUARTER RESULTS
April 22, 2019, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2019 of $188,406,000, or $47.64 per diluted share. Net income and diluted earnings per share for the first quarter ended March 31, 2019 increased 13% and 21%, respectively, when compared to 2018 first quarter net income of $166,049,000, or $39.34 per diluted share. Consolidated revenues for the first quarter of 2019 totaled $1,687,011,000, a 10% increase from $1,529,414,000 in the first quarter of 2018.
Homebuilding
New orders in the first quarter of 2019 decreased by 1% to 5,139 units, when compared to 5,174 units in the first quarter of 2018. The average sales price of new orders in the first quarter of 2019 was $367,000, a decrease of 3% when compared with the first quarter of 2018. Settlements increased in the first quarter of 2019 to 4,493 units, which was 15% higher than the first quarter of 2018. The Company’s backlog of homes sold but not settled as of March 31, 2019 decreased on a unit basis by 8% to 9,011 units and decreased on a dollar basis by 9% to $3,395,132,000 when compared to March 31, 2018.
Homebuilding revenues in the first quarter of 2019 totaled $1,643,206,000, 10% higher than the year earlier period. Gross profit margin in the first quarter of 2019 decreased to 18.5%, compared to 18.7% in the first quarter of 2018. Income before tax from the homebuilding segment totaled $188,410,000 in the first quarter of 2019, an increase of 12% when compared to the first quarter of 2018.
Mortgage Banking
Mortgage closed loan production in the first quarter of 2019 totaled $1,140,999,000, an increase of 13% when compared to the first quarter of 2018. Income before tax from the mortgage banking segment totaled $30,197,000 in the first quarter of 2019, an increase of 35% when compared to $22,428,000 in the first quarter of 2018.
About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-two metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018

Homebuilding:
Revenues	$1,643,206	$1,490,093
Other income	5,737	1,977
Cost of sales	(1,338,806)	(1,211,946)
Selling, general and administrative	(115,734)	(105,547)
Operating income	194,403	174,577
Interest expense	(5,993)	(6,007)
Homebuilding income	188,410	168,570

Mortgage Banking:
Mortgage banking fees	43,805	39,321
Interest income	2,833	2,093
Other income	539	524
General and administrative	(16,758)	(19,235)
Interest expense	(222)	(275)
Mortgage banking income	30,197	22,428

Income before taxes	218,607	190,998
Income tax expense	(30,201)	(24,949)

Net income	$188,406	$166,049

Basic earnings per share	$52.23	$45.19

Diluted earnings per share	$47.64	$39.34

Basic weighted average shares outstanding	3,607	3,675

Diluted weighted average shares outstanding	3,955	4,220

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	March 31, 2019	December 31, 2018

ASSETS
Homebuilding:
Cash and cash equivalents	$805,195	$688,783
Restricted cash	19,609	16,982
Receivables	30,488	18,641
Inventory:
Lots and housing units, covered under sales agreements with customers	1,101,147	1,076,904
Unsold lots and housing units	122,966	115,631
Land under development	37,781	38,857
Building materials and other	19,275	21,718
	1,281,169	1,253,110

Contract land deposits, net	389,332	396,177
Property, plant and equipment, net	43,269	42,234
Operating lease right-of-use assets	65,519	—
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets	192,115	184,004
	2,868,276	2,641,511
Mortgage Banking:
Cash and cash equivalents	11,258	23,092
Restricted cash	4,337	3,071
Mortgage loans held for sale, net	422,557	458,324
Property and equipment, net	6,274	6,510
Operating lease right-of-use assets	12,370	—
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	30,352	26,078
	494,495	524,422
Total assets	$3,362,771	$3,165,933

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	March 31, 2019	December 31, 2018

LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$283,119	$244,496
Accrued expenses and other liabilities	310,880	332,871
Customer deposits	142,634	138,246
Operating lease liabilities	72,965	—
Senior notes	597,836	597,681
	1,407,434	1,313,294
Mortgage Banking:
Accounts payable and other liabilities	43,327	44,077
Operating lease liabilities	13,234	—
	56,561	44,077
Total liabilities	1,463,995	1,357,371

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both March 31, 2019 and December 31, 2018	206	206
Additional paid-in capital	1,899,100	1,820,223
Deferred compensation trust – 107,295 and 107,340 shares of NVR, Inc. common stock as of March 31, 2019 and December 31, 2018, respectively	(16,912)	(16,937)
Deferred compensation liability	16,912	16,937
Retained earnings	7,219,739	7,031,333
Less treasury stock at cost – 16,964,581 and 16,977,499 shares as of March 31, 2019 and December 31, 2018, respectively	(7,220,269)	(7,043,200)
Total shareholders' equity	1,898,776	1,808,562
Total liabilities and shareholders' equity	$3,362,771	$3,165,933

NVR, Inc.
Operating Activity
(dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Homebuilding data:
New orders (units)
Mid Atlantic (1)	2,444	2,503
North East (2)	313	371
Mid East (3)	1,214	1,296
South East (4)	1,168	1,004
Total	5,139	5,174

Average new order price	$367.0	$378.2

Settlements (units)
Mid Atlantic (1)	2,143	1,926
North East (2)	303	301
Mid East (3)	1,030	879
South East (4)	1,017	790
Total	4,493	3,896

Average settlement price	$365.7	$382.4

Backlog (units)
Mid Atlantic (1)	4,449	4,801
North East (2)	573	752
Mid East (3)	1,990	2,315
South East (4)	1,999	1,941
Total	9,011	9,809

Average backlog price	$376.8	$381.7

New order cancellation rate	14%	14%
Community count (average)	449	485
Lots controlled at end of period	98,300	91,300

Mortgage banking data:
Loan closings	$1,140,999	$1,009,673
Capture rate	88%	86%

Common stock information:
Shares outstanding at end of period	3,590,749	3,618,744
Number of shares repurchased	81,829	116,268
Aggregate cost of shares repurchased	$216,499	$357,242

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com